UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 7, 2006
                Date of Report (Date of earliest event reported)

                                  iPARTY CORP.
             (Exact name of registrant as specified in its charter)

              Delaware               000-25507              76-0547750
    (State or other jurisdiction    (Commission            (IRS Employer
          of incorporation)         File Number)         Identification No.)

      270 Bridge Street, Suite 301, Dedham, Massachusetts            02026
           (Address of principal executive offices)               (Zip Code)

                                 (781) 329-3952
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement.


iParty's board of directors met after the stockholders meeting on June 7, 2006 and approved the following fees for the ensuing year for each of iParty's four independent directors, determined to be each of Daniel De Wolf, Frank Haydu, Eric Schindler, and Joseph Vassalluzzo. Each independent director will receive an annual retainer fee of $25,000 in cash, payable in equal quarterly installments, as well as stock options exercisable for the purchase of 25,000 shares of iParty common stock. The board determined that each such stock option would vest in equal parts, quarterly, over one year, vesting in full on June 7, 2007. Each of these stock option grants were made pursuant to iParty's Amended and Restated 1998 Incentive and Non-Qualified Stock Option Plan (the "Stock Option Plan"), at an exercise price of $0.36 per share, equal to the market price of iParty's common stock at the close of business on June 7, 2006.

The board of directors also voted to grant the chairman of the audit committee, Mr. Haydu, an additional $10,000. Mr. Haydu recused himself from this vote.

Section 3(b) of the Stock Option Plan provides that each non-employee director shall be granted, on the effective date of the commencement of his term as director, options to purchase 25,000 shares of iParty common stock. It further provides that each director who is not an executive officer shall be granted, on an annual basis on the last trading date in August of each year, options to acquire 25,000 shares of common stock, at an exercise price equal to the fair market value of the underlying common stock on the date of grant. Pursuant to
Section 14(b) of the Stock Option Plan, beginning in 2004, iParty's board of directors has voted that, in lieu of the stock option grants described in
Section 3(b) of the Stock Option Plan, only independent directors shall be eligible to receive stock options by virtue of their service as directors in amounts to be determined annually by the board of directors. The board's actions on June 7, 2006 continued this recent practice for the ensuing year.

In addition to the above matters, the board voted to accept management's proposal that iParty renew Mr. Vassalluzzo's engagement as a part-time consultant to the company for a one-year period at an annual fee of up to $60,000.



Item 9.01         Financial Statements and Exhibits.

         (d) Exhibits

10.1 Compensation Arrangements with Messrs. De Wolf, Haydu, Schindler and Vassalluzzo

10.2 Written Summary of Renewed One-Year Part-time Consulting Arrangement with Mr. Vassalluzzo



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                                    SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     iPARTY CORP.

                                     By: /s/ SAL PERISANO
                                         -------------------------
                                         Sal Perisano
                                         Chairman of the Board and
                                         Chief Executive Officer

Dated:  June 9, 2006



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                                  EXHIBIT INDEX


EXHIBIT
NUMBER   DESCRIPTION

10.1 Compensation Arrangements with Messrs. De Wolf, Haydu, Schindler and Vassalluzzo
10.2 Written Summary of Renewed One-Year Part-time Consulting Arrangement with Mr. Vassalluzzo